Exhibit 99.1

News Release

Investor Contact:
Susan Kelly Trahan
+1 800.225.1560
investorrelations@spragueenergy.com

Sprague Resources LP Reports Fourth Quarter and Full Year 2018 Results
Portsmouth, N.H., March 14, 2019 – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the fourth quarter and twelve months ended December 31, 2018.
Fourth Quarter 2018 Highlights

•	Net sales were $1,079.9 million for the fourth quarter of 2018, compared to $932.2 million for the fourth quarter of 2017.

•	GAAP net income was $36.5 million for the fourth quarter of 2018, compared to net loss of $12.9 million for the fourth quarter of 2017.

•	Adjusted gross margin* was $68.4 million for the fourth quarter of 2018, compared to $82.1 million for the fourth quarter of 2017.

•	Adjusted EBITDA* was $29.0 million for the fourth quarter of 2018, compared to $41.9 million for the fourth quarter of 2017.
Full Year 2018 Highlights

•	Net sales were $3.8 billion in 2018, compared to net sales of $2.9 billion in 2017.

•	GAAP net income was $79.8 million in 2018, compared to net income of $29.5 million in 2017.

•	Adjusted gross margin was $273.7 million in 2018, compared to adjusted gross margin of $261.7 million in 2017.

•	Adjusted EBITDA was $102.0 million in 2018, compared to adjusted EBITDA of $109.2 million in 2017.
“Sprague’s adjusted gross margin for 2018 increased by 5% to $274 million as gains in Materials Handling and Refined Products were partially offset by a decline in our Natural Gas segment,” stated David Glendon, President and Chief Executive Officer.
Refined Products

•	Volumes in the Refined Products segment increased 8% to 453.7 million gallons in the fourth quarter of 2018, compared to 421.7 million gallons in the fourth quarter of 2017.

•	Adjusted gross margin in the Refined Products segment decreased $7.8 million, or 17%, to $39.3 million in the fourth quarter of 2018, compared to $47.2 million in the fourth quarter of 2017.

•	Volumes in the Refined Products segment increased 164.6 million gallons, or 12%, to 1,580.8 million gallons in 2018 compared to 2017.

•	Refined Products adjusted gross margin increased $8.5 million, or 6%, to $151.0 million in 2018 compared to 2017.
“For the quarter and the fiscal year, Refined Products' adjusted gross margin increased over 2017 levels on higher discretionary sales and benefiting largely from the full year contribution of the 2017 acquisitions. These

(*) Please refer to Reconciliation of Net Income (Loss) to Non-GAAP Measures

gains, however, were mitigated by a less attractive market structure to purchase and hold inventory as well as reduced blending opportunities,” said Mr. Glendon.
Natural Gas

•	Natural Gas segment volumes decreased 1% to 17.1 Bcf in the fourth quarter of 2018, compared to 17.2 Bcf in the fourth quarter of 2017.

•	Natural Gas adjusted gross margin decreased $8.8 million, or 43%, to $11.9 million for the fourth quarter of 2018, compared to $20.7 million for the fourth quarter of 2017.

•	Volumes in the Natural Gas segment decreased 1.5 Bcf, to 60.4 Bcf in 2018 compared to 2017.

•	Natural Gas adjusted gross margin decreased 11% to $57.9 million in 2018, compared to $65.1 million in 2017.
"Natural Gas adjusted gross margin declined by 43% during the fourth quarter and 11% for the year primarily due to fewer pipeline capacity optimization opportunities and increased competitive intensity in some of our core markets," said Mr. Glendon.
Materials Handling

•	Materials Handling adjusted gross margin increased by $3.0 million, or 24%, to $15.4 million for the fourth quarter of 2018, compared to $12.4 million for the fourth quarter of 2017.

•	Materials Handling adjusted gross margin increased 24% to $57.5 million in 2018 compared to $46.5 million in 2017.
"For the fourth quarter and for the year, the increase in Materials Handling adjusted gross margin was primarily due to gains in asphalt and liquid bulk handling at Kildair as well as increased salt stockpiling and heavy lift activity." reported Mr. Glendon.
2019 Guidance
With regard to Sprague's anticipated 2019 financial results, and assuming normal weather and market structure conditions, we expect to achieve the following through incremental growth and continued cost management initiatives:
•Adjusted EBITDA is expected to be in the range of $105 million to $125 million.
•Sprague expects to maintain the 2019 quarterly distributions at the current distribution level.
Quarterly Distribution
On January 23, 2019, the Board of Directors of Sprague’s general partner, Sprague Resources GP LLC, announced a cash distribution of $0.6675 per unit for the quarter ended December 31, 2018, consistent with the distribution declared for the quarter ended September 30, 2018. The distribution was paid on February 13, 2019 to unitholders of record as of the close of business on February 8, 2019.
Sprague Resources LP Schedule K-1s Now Available
Sprague has finalized 2018 tax packages for its unitholders, including Schedule K-1 and made available via Sprague’s website at www.spragueenergy.com under “Investor Relations / K-1 Tax Information” and the tax packages will be mailed to unitholders by March 15, 2019. For additional information, unitholders may call 855-521-8150 Monday through Friday from 8:00 AM to 5:00 PM CDT, or visit www.taxpackagesupport.com/SRLP.
Financial Results Conference Call
Management will review Sprague’s fourth quarter and fully year 2018 financial results in a teleconference call for analysts and investors today, March 14, 2019 at 1:00 PM EST.
Dial-in Numbers:     (866) 516-2130 (U.S. and Canada)
(678) 509-7612 (International)
Participation Code:    5078063
The conference call may also be accessed live by a webcast available on the "Investor Relations" page of Sprague's website at www.spragueenergy.com under "Calendar of Events" and will be archived on the website for one year.

About Sprague Resources LP
Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.
*Non-GAAP Financial Measures
EBITDA, adjusted EBITDA and adjusted gross margin are measures not defined by GAAP. Sprague defines EBITDA as net income (loss) before interest, income taxes, depreciation and amortization.
We define adjusted EBITDA as EBITDA increased for unrealized hedging losses and decreased by unrealized hedging gains (in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts), changes in fair value of contingent consideration, adjusted for the impact of acquisition related expenses, and when applicable, adjusted for the net impact of retroactive legislation that reinstates an excise tax credit program available for certain of our biofuel blending activities that had previously expired.
We define adjusted gross margin as net sales less cost of products sold (exclusive of depreciation and amortization) decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory, prepaid forward contracts and natural gas transportation contracts. Adjusted gross margin has no impact on reported volumes or net sales.
To manage Sprague's underlying performance, including its physical and derivative positions, management utilizes adjusted gross margin. Adjusted gross margin is also used by external users of our consolidated financial statements to assess our economic results of operations and its commodity market value reporting to lenders. EBITDA and adjusted EBITDA are used as supplemental financial measures by external users of our financial statements, such as investors, trade suppliers, research analysts and commercial banks to assess the financial performance of our assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis; the ability of our assets to generate sufficient revenue, that when rendered to cash, will be available to pay interest on our indebtedness and make distributions to our equity holders; repeatable operating performance that is not distorted by non-recurring items or market volatility; and, the viability of acquisitions and capital expenditure projects.
Sprague believes that investors benefit from having access to the same financial measures that are used by its management and that these measures are useful to investors because they aid in comparing its operating performance with that of other companies with similar operations. The adjusted EBITDA and adjusted gross margin data presented by Sprague may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of net income to adjusted EBITDA and operating income to adjusted gross margin.
With regard to guidance, reconciliation of non-GAAP adjusted EBITDA to the closest corresponding GAAP measure (expected net income (loss)) is not available without unreasonable efforts on a forward-looking basis due to the inherent difficulty and impracticality of forecasting certain amounts required by GAAP such as unrealized gains and losses on derivative hedges, which can have a significant and potentially unpredictable impact on our future GAAP financial results.
Forward Looking Statements
Any statements in this press release about future expectations, plans and prospects for Sprague Resources LP or about Sprague Resources LP’s future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements.  These forward-looking statements involve risks and uncertainties and other factors that are difficult to predict and many of which are beyond management’s control. Although Sprague believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and involve risks that may affect our business prospects and performance causing actual results to differ from those discussed in the foregoing release.  Such risks and uncertainties include, by way of example and not of limitation: increased competition for our products or services; adverse weather conditions; changes in supply or demand for our products or services; nonperformance by major customers or suppliers; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction and unexpected capital expenditures; our ability to complete organic growth and acquisition projects; our ability to integrate acquired assets; potential labor issues; the legislative or regulatory environment; terminal construction/repair delays;

political and economic conditions; and, the impact of security risks including terrorism, international hostilities and cyber-risk. These are not all of the important factors that could cause actual results to differ materially from those expressed in forward looking statements.  Other applicable risks and uncertainties have been described more fully in Sprague’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2019 and in the Partnership's subsequent Form 10-Q, Form 8-K and other documents filed with the SEC. Sprague undertakes no obligation and does not intend to update any forward-looking statements to reflect new information or future events.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.
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(Financial Tables Below)

Sprague Resources LP
Summary Financial Data
Three and Twelve Months Ended December 31, 2018 and 2017

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
	($ in thousands)
Statement of Operations Data:
Net sales	$1,079,874	$932,170	$3,771,133	$2,854,996
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	983,106	881,928	3,445,385	2,602,788
Operating expenses	22,122	21,660	88,659	72,284
Selling, general and administrative	17,450	24,110	80,799	87,582
Depreciation and amortization	8,232	8,588	33,378	28,125
Total operating costs and expenses	1,030,910	936,286	3,648,221	2,790,779
Operating income (loss)	48,964	(4,116)	122,912	64,217
Other (expense) income	—	(75)	293	108
Interest income	173	92	577	339
Interest expense	(10,562)	(8,741)	(38,931)	(31,345)
Income (loss) before income taxes	38,575	(12,840)	84,851	33,319
Income tax provision	(2,048)	(54)	(5,032)	(3,822)
Net income (loss)	36,527	(12,894)	79,819	29,497
Incentive distributions declared	(2,055)	(1,373)	(7,879)	(3,993)
Limited partners’ interest in net income (loss)	$34,472	$(14,267)	$71,940	$25,504
Net income (loss) per limited partner unit:
Common - basic	$1.52	$(0.63)	$3.17	$1.15
Common - diluted	$1.51	$(0.63)	$3.16	$1.13
Units used to compute net income (loss) per limited partner unit:
Common - basic	22,732,886	22,551,361	22,728,218	22,208,964
Common - diluted	22,765,630	22,551,361	22,737,404	22,474,872
Distribution declared per unit	$0.6675	$0.5775	$2.6550	$2.4600

Sprague Resources LP
Volume, Net Sales and Adjusted Gross Margin by Segment
Three and Twelve Months Ended December 31, 2018 and 2017

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)
	($ and volumes in thousands)
Volumes:
Refined products (gallons)	453,684	421,722	1,580,838	1,416,240
Natural gas (MMBtus)	17,098	17,206	60,385	61,883
Materials handling (short tons)	522	487	2,627	2,366
Materials handling (gallons)	153,434	84,000	488,972	385,896
Net Sales:
Refined products	$961,395	$817,511	$3,357,769	$2,455,577
Natural gas	96,775	96,601	332,038	331,669
Materials handling	15,432	12,395	57,509	46,513
Other operations	6,272	5,663	23,817	21,237
Total net sales	$1,079,874	$932,170	$3,771,133	$2,854,996
Reconciliation of Operating Income to Adjusted Gross Margin:
Operating income	$48,964	$(4,116)	$122,912	$64,217
Operating costs and expenses not allocated to operating segments:
Operating expenses	22,122	21,660	88,659	72,284
Selling, general and administrative	17,450	24,110	80,799	87,582
Depreciation and amortization	8,232	8,588	33,378	28,125
Change in unrealized gain on inventory	(13,651)	15,498	(32,960)	124
Change in unrealized value on prepaid forward contracts	—	(169)	—	(1,076)
Change in unrealized value on natural gas transportation contracts	(14,701)	16,546	(19,114)	10,441
Total adjusted gross margin:	$68,416	$82,117	$273,674	$261,697
Adjusted Gross Margin:
Refined products	$39,313	$47,160	$150,965	$142,467
Natural gas	11,865	20,705	57,875	65,060
Materials handling	15,415	12,394	57,515	46,512
Other operations	1,823	1,858	7,319	7,658
Total adjusted gross margin	$68,416	$82,117	$273,674	$261,697

Sprague Resources LP
Reconciliation of Net Income (Loss) to Non-GAAP Measures
Three and Twelve Months Ended December 31, 2018 and 2017

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)
Reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Distributable Cash Flow:
Net income (loss)	$36,527	$(12,894)	$79,819	$29,497
Add/(deduct):
Interest expense, net	10,389	8,649	38,354	31,006
Tax provision	2,048	54	5,032	3,822
Depreciation and amortization	8,232	8,588	33,378	28,125
EBITDA	$57,196	$4,397	$156,583	$92,450
Change in unrealized gain on inventory	(13,651)	15,498	(32,960)	124
Change in unrealized value on prepaid forward contracts	—	(169)	—	(1,076)
Change in unrealized value on natural gas transportation contracts	(14,701)	16,546	(19,114)	10,441
Add: biofuel tax credit	—	4,022	(4,022)	4,022
Add: acquisition related expenses	22	1,331	747	3,038
Other adjustments	176	231	771	231
Adjusted EBITDA	$29,042	$41,856	$102,005	$109,230
Add/(deduct):
Cash interest expense, net	(9,061)	(7,275)	(33,021)	(24,430)
Cash taxes	(1,921)	(152)	(4,955)	(2,966)
Maintenance capital expenditures	(2,297)	(3,893)	(10,618)	(12,428)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	(805)	586	(896)	2,289
Other	54	126	93	1,023
Distributable cash flow	$15,012	$31,248	$52,608	$72,718